Exhibit 99.1

Oragenics Initiates COVID-19 Challenge Study Evaluating Multiple Formulations of its SARS-CoV-2 Vaccine Candidate

Intranasal and Intramuscular Formulations to be Assessed with Novel Adjuvants

TAMPA, Fla. (September 15, 2021) – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”) today announced the initiation of a study to evaluate the immunogenicity and viral load reduction impact of its SARS-CoV-2 vaccine candidate in a hamster challenge study. The study will provide data for several vaccine formulations, using adjuvants specific for both intranasal and intramuscular routes of administration. An assessment of cross-neutralization titers against the Wuhan, Beta and Delta variants of COVID-19 and reduction in the viral load of the Wuhan challenge virus will be used to establish the most promising formulations to advance to human clinical studies. The study is being conducted by the Company’s Canadian collaborator with results expected in November.

“We are delighted to have begun this important study on schedule and soon after receiving favorable results from our mouse immunogenicity study. We believe the results from this hamster challenge study will further affirm our development strategy for Terra CoV-2. We have particular interest for the intranasal delivery route. The findings from this second preclinical study will be a part of our Investigational New Drug filing to the U.S. Food and Drug Administration, expected to be made in the first quarter of 2022, to advance the most promising formulations into human clinical studies.” said Frederick W. Telling, Ph.D., Executive Chairman of Oragenics.

About Oragenics, Inc.

Oragenics, Inc. is a development-stage company dedicated to fighting infectious diseases including coronaviruses and multidrug-resistant organisms. Its lead product is Terra CoV-2, a vaccine candidate to prevent COVID-19 and variants of the SARS-CoV-2 virus. The Terra CoV-2 program leverages coronavirus spike protein research licensed from the NIH and the NRC with a focus on addressing supply-chain challenges, and offering more patient-friendly administration, such as intranasal. Its lantibiotics program features a novel class of antibiotics against bacteria that have developed resistance to commercial antibiotics.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the following: the Company’s ability to advance the development of Terra CoV-2 and lantibiotics under the timelines and in accord with the milestones it projects; the Company’s ability to obtain funding, non-dilutive or otherwise, for the development of the vaccine product candidate, Terra CoV-2 and our lantibiotics, whether through its own cash on hand, or another alternative source; the regulatory application process, research and development stages, and future clinical data and analysis relating to Terra CoV-2 and lantibiotics, including any meetings, decisions by regulatory authorities, such as the FDA and investigational review boards, whether favorable or unfavorable; the potential application of Terra CoV-2 to variants and other coronaviruses; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the nature of competition and development relating to COVID-19 immunization and therapeutic treatments and demand for vaccines and antibiotics; the Company’s expectations as to administration, manufacturing, storage and distribution; other potential adverse impacts due to the global COVID-19 pandemic, such as delays in regulatory review, interruptions to manufacturers and supply chains, adverse impacts on healthcare systems and disruption of the global economy; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

CONTACTS:

Oragenics, Inc.

Michael Sullivan, Chief Financial Officer

813-286-7900

msullivan@oragenics.com

Or

LHA Investor Relations

Kim Golodetz

212-838-3777

kgolodetz@lhai.com

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